LOAN AND PLEDGE AGREEMENT
                -------------------------

        This Loan and Pledge Agreement (the "Agreement") dated as of June 11, 1999, by and between Cistron Biotechnology, Inc., a Delaware corporation ("Cistron"), and Bruce C. Galton
("Galton").

        1. Pursuant to the terms of the Separation From Employment Agreement, dated May 5, 1999, Cistron hereby loans to Galton the amount of Two hundred Seventy Seven Thousand Eight Hundred and Five ($277,805.07) Dollars and Seven Cents (the "Loan"), on a non-recourse basis secured only by the One Million Three Hundred Sixty Five Thousand Nine Hundred Sixty (1,365,960) shares of Cistron common stock, $.01 par value per share (the "Shares"), being purchased by Galton upon exercise of options to purchase the Shares.

        2. The Loan is evidenced by a non-recourse, promissory note (the "Note") executed by Galton in favor of Cistron, secured by a pledge of the Shares by Galton. Galton does not assume any personal liability or responsibility for the failure to pay the principal amount of the. The sole remedy available upon such failure shall be to proceed against the Collateral in accordance with the terms of this Agreement.

        3. The Note shall be due and payable in full on the earliest of June 10, 2002, the merger or sale of Cistron, or the liquidation or dissolution of Cistron. In addition, the Note shall be due and payable in part or in whole to the extent provided under paragraph 4.

        4. Galton agrees to do, execute, acknowledge, deliver, file and take any and all such other actions as Cistron may deem necessary or advisable in order to direct Cistron's transfer agent for its common stock that beginning on the date hereof and ending on the date the Note is paid in full, the transfer agent shall pay all proceeds from the sale of Shares and any dividends or other distributions of cash on the Shares directly to Cistron. Cistron shall apply such proceeds, dividends or distributions to the reduction of the principal amount of the Note. In connection with any sale of the Shares prior to the full payment of the Note, Cistron shall deliver the certificates representing the Shares to the transfer agent for Cistron's common stock upon receipt of the foregoing proceeds from any such sale.

        5. Galton hereby pledges with Cistron as collateral (the "Collateral") security for the due and punctual payment of the Note in accordance with its terms and the performance by Galton of his obligations under the Note, the Shares (which include any other securities or property receivable or distributable with respect thereto after the date hereof). The certificate(s) representing the Shares, together with a stock power(s) attached thereto executed in blank by Galton, are being delivered to Cistron and shall be retained by Cistron until the Note has been paid in full. At the time the Note shall have been paid in full, Cistron shall deliver to Galton the certificate representing the Shares, together with the stock power.

        6. So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing Galton shall have the irrevocable proxy to vote and have all other consensual rights with respect to the Shares, and Cistron shall deliver to Galton any proxies, reports or other materials received by it which are necessary to enable Galton to exercise such rights. Upon the occurrence of an Event of Default, all voting and other consensual rights of Galton in the Shares shall cease and may be exercised by Cistron.

        7. Upon the occurrence of an Event of Default, Cistron shall have and may exercise all rights and remedies afforded to a secured party under the New Jersey Uniform Commercial Code, including, without limitation, the right to sell the Shares at a public or private sale (provided that Cistron shall give Galton at least 5 days prior written notice of the date in which any public sale is to be held or the date after which any private sale may be made), at which sale Cistron may purchase the Shares (free from any right of redemption by Galton, which right is hereby waived and released) and have the right to retain the Shares in full satisfaction of Galton's obligations under the Note in accordance with the provisions of the New Jersey Uniform Commercial Code.

        8. Each of Galton and Cistron has all power and authority necessary to enter into and consummate the transactions contemplated by this Agreement and this Agreement is valid and enforceable against each of Cistron and Galton in accordance with its terms. Galton has not created or permitted any lien or encumbrance to attach to the Shares, other than the pledge set forth in this Agreement.

        9. If any of the following events ("Events of Default") shall occur:

            (a) Galton shall default in the payment of any part of the principal on the Note when the same shall become due and payable, whether at maturity, by acceleration or otherwise;

            (b) Galton shall default in the performance or compliance with any term or provision contained in this Agreement;

            (c) Galton shall (i) become insolvent or be unable, or admit in writing his inability, to pay his debts as they mature, (ii) make a general assignment for the benefit of creditors, (iii) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy, (iv) file a petition or an answer seeking an arrangement with creditors or to take advantage of any insolvency law or (v) file an answer admitting to the material obligations of, or consent to, or default in answering, or fail to have dismissed within 60 days after the filing thereof, a petition filed against him in any bankruptcy or insolvency proceeding; or

            (d) If any of the Shares shall be encumbered, pledged, attached or levied upon or seized at any legal proceeding; then the holder of the Note may at any time by written notice to Galton (or without such notice with respect to subsection (c) above), declare the entire unpaid principal on the Note to be forthwith due and payable, without other notices or demands of any kind, all of which are hereby waived by Galton.

        10. Galton will do, execute, acknowledge, deliver, file and record all such further acts, conveyances, transfers and assurances as Cistron may deem necessary or advisable to perfect, preserve, protect and continue the pledge granted by this Agreement.

        11. All notices and communications provided for herein shall be delivered or mailed by registered or certified mail, postage prepaid, or telegraphed, addressed as follows:
If to Cistron at:

                Cistron Biotechnology, Inc.
                10 Bloomfield Avenue
                Pine Brook, New Jersey 07058

                If to Galton:

                Mr. Bruce C. Galton
                8 Holden Lane
                Madison, New Jersey 07940

or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

        12. All representations and warranties made by Galton and Cistron herein shall survive the making of the Loan and the delivery of the Note hereunder.

        13. No delay on the part of Cistron in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which Cistron would otherwise have.

        14. This Agreement and the Note shall be construed under the laws of the State of

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New Jersey applicable to agreements made and performed entirely in such State.

        15. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, that this Agreement and the Shares shall not be assignable by Galton.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                CISTRON BIOTECHNOLOGY, INC.


                                By:  /s/FRANKLIN J. IRIS
                                     -------------------
                                        FRANKLIN J. IRIS
                                Title:  CHAIRMAN AND CEO



                                     /s/ BRUCE C. GALTON
                                     -------------------
                                         BRUCE C. GALTON